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                                  EXHIBIT 16.1

                               LETTER FROM McKEAN
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                      McKean, Paul, Chrycy, Fletcher & Co.
                          certified public accountants
                           6401 Southwest 87th Avenue
                                    Suite 210
                              Miami, Florida 33173
                               Tel (305) 270-0880
                               Fax (305) 598-1011



December 6, 1999

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Dear Sir/Madam:

We have read paragraphs 1 through 4 and paragraph 6 of Item 4 included in the Form 8-K dated December 1, 1999 of Weitzer Homebuilders Incorporated to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.


Very truly yours,

McKEAN, PAUL, CHRYCY, FLETCHER & CO.


/s/ James W. Graham
--------------------------
  James W. Graham


cc:      Emiliano de la Fuente, Jr., Chief Financial Officer
         Sheryl S. Rice, Corporate Controller